Exhibit 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

KAREN J. VAN INGEN, Derivatively on Behalf	:
of Nominal Defendant AVEO	:
PHARMACEUTICALS, INC.,	:
	:	Civ. A. No. 1:14-cv-11672-DJC
Plaintiff,	:
:
v.	:
:
TUAN HA-NGOC, HENRI A. TERMEER,	:
KENNETH M. BATE, ANTHONY B. EVNIN,	:
ROBERT EPSTEIN, RAJU KUCHERLAPATI,	:
ROBERT C. YOUNG, and KENNETH E. WEG,	:
:
Defendants,	:
:
and	:
:
AVEO PHARMACEUTICALS, INC.,	:
:
Nominal Defendant.	:

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF AVEO PHARMACEUTICALS, INC. AS OF AUGUST 25, 2016:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) AND CLAIMS ASSERTED ON BEHALF OF AVEO PHARMACEUTICALS, INC. (“AVEO” OR THE “COMPANY”).

IF THE COURT APPROVES THE SETTLEMENT AND ORDERS DISMISSAL OF THE ACTION, SHAREHOLDERS OF AVEO WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) is provided to AVEO stockholders pursuant to an order of the United States District Court for the District of Massachusetts (the “Court”). This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval and Scheduling Order,1 a hearing will be held on December 19, 2016 at 3:00 p.m., before the Honorable Denise J. Casper, United States Courthouse, Courtroom No. 11 of the John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210 (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) to determine whether: (i) the terms of a proposed settlement (the “Settlement”) of this Action are fair, reasonable, and adequate, and in the best interests of AVEO; (ii) the amount of attorneys’ fees and expenses to Plaintiff’s Counsel, as described below, are fair and reasonable; and (iii) the incentive award to Plaintiff, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. You have an opportunity to be heard at this hearing.

The Court has not determined the merits of Plaintiff’s claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this action.

BACKGROUND OF THE ACTION

AVEO is a Delaware corporation headquartered in Cambridge, Massachusetts. AVEO is a cancer therapeutics company engaged in the discovery, development, and commercialization of targeted cancer therapies. At times relevant to Plaintiff’s complaint, AVEO’s lead product candidate was tivozanib (also referred to as “Tivo”), a drug for treatment of patients with advanced renal cell carcinoma (“RCC”).

In May 2009, AVEO reached agreement with the U.S. Food and Drug Administration (“FDA”) on the general parameters for a single phase 3 trial of tivozanib, referred to as the “TIVO-1” study. Plaintiff alleges that, beginning in January 2012, AVEO issued numerous positive statements regarding the results of the TIVO-1 study and the prospects for obtaining FDA approval to market tivozanib. In September 2012, the Company submitted a new drug application (“NDA”) for Tivo, which the FDA accepted for filing in November 2012. In May 2013, the FDA convened a meeting of the Oncologic Drugs Advisory Committee (“ODAC”). Plaintiff further alleges that, at the May 2013 meeting, members of the ODAC panel stated that they had concerns about Tivo’s safety profile, about the trial design and protocol of TIVO-1, and that AVEO had not conducted a second phase 3 clinical trial as the FDA staff had recommended in an earlier meeting. At the end of the meeting, the committee voted 13-1 not to recommend approval of the NDA. The FDA subsequently officially informed AVEO that the Tivo NDA would not be approved at that time.

[1]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation and Agreement of Settlement (the “Stipulation”) dated August 25, 2016, a copy of which has been filed with the Court.

AVEO’s stock price dropped sharply following this announcement, and in subsequent months, securities class actions were filed against the Company and the U.S. Securities and Exchange Commission (“SEC”) subpoenaed documents related to the Company’s public disclosures about Tivo. Plaintiff also alleges, based on internal AVEO documents, that demand on AVEO’s Board of Directors would have been futile because the directors knew the truth about Tivo’s FDA approval prospects and breached their fiduciary duties by failing to stop the repeated issuance of misleading statements. Defendants deny all allegations of wrongdoing.

On May 28, 2013, Plaintiff through counsel served on AVEO a demand to inspect books and records pursuant to Delaware General Corporation Law § 220. After negotiations, the Company agreed to produce certain Board and committee materials related to Tivo. On July 24, 2013, Plaintiff and the Company executed a confidentiality agreement and AVEO thereafter produced responsive materials consisting of Board meeting minutes and presentations and Audit Committee minutes from a period between August 2011 and May 2013.

On April 4, 2014, Plaintiff initiated the Action on behalf of AVEO by filing a shareholder derivative complaint in this Court alleging claims under Delaware law for breach of fiduciary duty and abuse of control. Pursuant to the confidentiality agreement, Plaintiff simultaneously moved to seal the unredacted version of the complaint. The Court granted the motion to seal on May 29, 2014.

On July 25, 2014, Defendants filed a motion to dismiss for failure to state a claim. Plaintiff filed her opposition brief on September 23, 2014. Defendants filed their reply brief in support on October 23, 2014. The Court conducted a hearing on the motion to dismiss on January 7, 2015. On March 18, 2015, the Court granted the motion and dismissed the complaint with prejudice.

On May 20, 2015, Plaintiff moved to vacate the dismissal and permit filing of a proposed amended complaint, which was attached to the motion. After the motion was fully briefed, on June 29, 2015, the Court denied the motion. On July 2, 2015, Plaintiff filed a notice of appeal.

After the Action was transferred to the U.S. Court of Appeals for the First Circuit, the Settling Parties engaged in a mandatory mediation on September 10, 2015 before the Honorable Patrick J. King. During the mediation, the Settling Parties made significant progress toward a resolution of the action. Thereafter the Settling Parties continued making progress in negotiations for approximately six months. On April 20, 2016, a Memorandum of Understanding was executed that forms the basis of this Settlement.

TERMS OF THE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, AVEO will implement and maintain the corporate governance reforms and amendments identified in Exhibit A to the Stipulation filed with the Court (the “Corporate Governance Reforms”).

The Corporate Governance Reforms include, among other things, changes and improvements to the Company’s policies and procedures designed to improve the Company’s compliance with applicable laws and regulations and increase the Board of Directors’ oversight of the Company’s compliance function; enhanced controls and procedures; limited director board memberships outside of AVEO; Audit Committee responsibility for risk monitoring; creation of a Risk Compliance Officer position; modification of the Nominating and Corporate Governance Committee’s responsibilities; and provisions concerning director education and maintenance of a third-party Whistleblower Hotline.

The Settlement calls for Plaintiff (on behalf of herself, all Current AVEO shareholders and, derivatively, on behalf of AVEO) to release all Released Claims against the Defendant Released Persons, as defined in the Stipulation. The term “Released Claims” collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Plaintiff or any other shareholder of AVEO derivatively on behalf of AVEO against the Defendant Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Plaintiff. Excluded from the term “Released Claims” are all claims alleged in the pending securities litigation and purported class action, In re AVEO Pharmaceuticals, Inc., 1:13-cv-1157-DJC.

PLAINTIFF’S COUNSEL’S POSITION CONCERNING SETTLEMENT

Plaintiff’s Counsel believes that the Action has substantial merit, and Plaintiff’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through the previously-noticed appeal, trial, and additional possible appeals. Plaintiff’s Counsel also has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.

Plaintiff’s Counsel has conducted an extensive investigation including reviewing and analyzing non-public documents from Defendants. Plaintiff’s Counsel also conducted extensive damages analyses and analyzed the Company’s corporate governance.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believes that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon AVEO and its shareholders.

DEFENDANTS’ POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to

Plaintiff, AVEO, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants and AVEO are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and is thus in the best interests of AVEO and its shareholders.

ATTORNEYS’ FEES AND EXPENSES OF PLAINTIFF’S COUNSEL AND SERVICE AWARD FOR THE PLAINTIFF

Plaintiff’s Counsel have not received any payment for work in connection with the Action, nor been reimbursed for out-of-pocket expenses. In recognition of the substantial benefits conferred upon AVEO as a direct result of the prosecution and Settlement of the Action, AVEO and/or its insurers have agreed to pay Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Action in an amount to be set by the Court (the “Fee Award”). Plaintiff’s Counsel anticipate that they will request a Fee Award of less than $1 million, which Defendants reserve the right to contest.

In addition, Plaintiff’s Counsel may apply to the Court for a service award of $2,500 for Plaintiff Van Ingen only to be paid upon Court approval, in recognition of Plaintiff’s participation and effort in the prosecution of the Action (the “Service Award”). The Service Award, if approved by the Court, shall be paid to Plaintiff Van Ingen from the Fee Award paid to Plaintiff’s Counsel.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on December 19, 2016 at 3:00 p.m., before the Honorable Denise J. Casper, Courtroom No. 11 of the John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to AVEO and its shareholders, including Plaintiff; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Defendant Released Persons from the Released Claims; (c) whether the payment of Plaintiff’s Counsel’s Fee Award and Plaintiff’s Service Award should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee Award without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any AVEO shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee Award or Plaintiff’s Service Award should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number Van Ingen v. Ha-Ngoc, et al., Civil Action No. 1:14-cv-11672-DJC, and stating all reasons for the objection; (b) give proof of current ownership of AVEO stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with Clerk of the Court at least fourteen calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT

United States Courthouse

John Joseph Moakley U.S. Courthouse

1 Courthouse Way

Boston, Massachusetts 02210

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff Van Ingen:	Counsel for Defendants:

Matthew M. Houston, Esq.	Michael G. Bongiorno, Esq.
HARWOOD FEFFER LLP	William H. Paine, Esq.
488 Madison Avenue, 8th Floor	Eric D. Wolkoff, Esq.
New York, NY 10022	Jared B. Cohen, Esq.
Telephone: (212) 935-7400	WILMER CUTLER PICKERING HALE
Facsimile: (212) 753-3630	AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6145
Facsimile: (617) 526-5000

Any AVEO shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Any AVEO shareholder who does not make his, her, or its objection in the manner provided in the preceding paragraphs of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee Award or Service Award.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by writing Plaintiff’s Counsel: Matthew M. Houston, Harwood Feffer LLP, 488 Madison Avenue, Eighth Floor, New York, NY 10022.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210, or through the Court’s website at http://www.mad.uscourts.gov/.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE

REGARDING THIS NOTICE.